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                                                                     Exhibit 11

                   Consent of Independent Public Accountants
                   -----------------------------------------

As independent public accountants, we hereby consent to the use in this Post Effective Amendment No. 41 of our report dated October 23, l998 and to all references to our Firm included in or made a part of this Post-Effective Amendment.


                                                |S| Arthur Andersen LLP
                                                ARTHUR ANDERSEN LLP
Cincinnati, Ohio,
November 23, l998